                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              POE & BROWN, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         [POE & BROWN INSURANCE LOGO]
                               POE & BROWN INC.


                                                               March 22, 1995


Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of Poe & Brown, Inc. (the "Company"), which will be held at the Hyatt Regency Hotel, Two Tampa City Center, 211 North Tampa Street, Tampa, Florida, on Wednesday, April 19, 1995, at 9:00 a.m.

     The notice of meeting and proxy statement on the following pages cover the formal business of the Meeting. Whether or not you expect to attend the Meeting, please sign and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the Meeting. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

     The continuing interest of the shareholders in the business of the Company is gratefully acknowledged. We hope many will attend the Meeting.

                                           Sincerely,

                                           J. Hyatt Brown
                                           ----------------------
                                           J. Hyatt Brown
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                                POE & BROWN, INC.

220 South Ridgewood Avenue                          702 North Franklin Street
Daytona Beach, Florida 32114                           Tampa, Florida 33602

                              -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 19, 1995

     The Annual Meeting of Shareholders of Poe & Brown, Inc. will be held at the Hyatt Regency Hotel, Two Tampa City Center, 211 North Tampa Street, Tampa, Florida, on Wednesday, April 19, 1995, at 9:00 a.m., for the following purposes:

     1. To elect nine (9) directors;

     2. To approve a proposal to allocate 150,000 additional shares of common stock to the Company's 1990 Employee Stock Purchase Plan; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 17, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

                                   By Order of the Board of Directors

                                   Laurel J. Lenfestey
                                   -----------------------
                                   Laurel J. Lenfestey
                                   Secretary

Tampa, Florida
March 22, 1995

                              POE & BROWN, INC.

                               PROXY STATEMENT


              ANNUAL MEETING AND PROXY SOLICITATION INFORMATION


     This Proxy Statement is first being sent to shareholders on or about March 22, 1995, in connection with the solicitation of proxies by the Board of Directors of Poe & Brown, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 19, 1995, and at any adjournment thereof (the "Meeting"). The close of business on February 17, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 8,489,646 shares of $.10 par value common stock, entitled to one vote per share.

     Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors and the proposal to allocate additional shares to the Company's 1990 Employee Stock Purchase Plan. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

     Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. The proposal to allocate additional shares to the Company's 1990 Employee Stock Purchase Plan will be approved if a quorum exists and the votes cast in favor of such proposal exceed those cast in opposition. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's common stock represented at the Meeting constitute a quorum. With respect to matters to be acted upon at the Meeting, abstentions and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

     The expense of preparing, printing and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company has also retained Corporate Investor Communications, Inc., Carlstadt, New Jersey, to aid solicitation by mail for a fee of approximately $2,500, which will be paid by the Company. The Company will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

     The executive offices of the Company are located at 220 South Ridgewood Avenue, Daytona Beach, Florida 32114 (telephone number (904) 252-9601) and 702 North Franklin Street, Tampa, Florida 33602 (telephone number (813) 222-4100). Until April of 1993, the Company was known as Poe & Associates, Inc.

                     SECURITY OWNERSHIP OF MANAGEMENT AND
                          CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of February 28, 1995, information as to the Company's common stock beneficially owned by (i) each director of the Company, (ii) each executive officer named in the Summary Compensation
Table, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock. As of February 28, the Company had outstanding 8,641,998 shares of $.10 par value common stock, entitled to one vote per share.

                                                                                    Amount and Nature of
    Name and Address of Beneficial Owner(1)                                      Beneficial Ownership(2)(3)    Percent
    --------------------------------------                                       --------------------------    -------
J. Hyatt Brown(4) ..............................                                         1,991,210              23.0%
Samuel P. Bell, III
 Cobb Cole & Bell
 131 N. Gadsden Street
 Tallahassee, FL 32301 .........................                                             1,000                 *
Bruce G. Geer ..................................                                            82,984                 *
Jim W. Henderson(5) ............................                                            70,121                 *
Kenneth E. Hill ................................                                             4,032                 *
Theodore J. Hoepner
 c/o Sun Bank, N.A.
 200 S. Orange Avenue
 Orlando, FL 32801 .............................                                             1,000                 *
V. C. Jordan, Jr.(6) ...........................                                           133,799               1.5%
Charles W. Poe(7)
 4601 San Miguel
 Tampa, FL 33629 ...............................                                         1,056,211              12.2%
William F. Poe, Sr.(8)
 1000 N. Ashley Dr., Suite 504
 Tampa, FL 33602 ...............................                                         1,074,288              12.4%
William F. Poe, Jr.(9) .........................                                           343,803               4.0%
All directors and executive
 officers as a group (12 persons) ..............                                         4,760,476              55.1%
- -------------
*Less than 1%

(1) The business address for Messrs. Brown, Henderson, and Hill is 220 South Ridgewood Avenue, Daytona Beach, Florida 32114. The business address for Messrs. Geer, Jordan, and Poe, Jr. is 702 North Franklin Street, Tampa, Florida 33602.
(2) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.
(3) The number and percentages of shares owned by the following persons include the indicated number of shares that are owned by the spouse of such person, and each person disclaims beneficial ownership of such shares: Mr. Geer - 26,260; Mr. Hill - 4,032; Mr. Poe, Sr. - 13,775; all
     directors and executive officers as a group - 44,067. The number and percentages of shares owned by the following persons include the indicated number of shares owned through the Company's 401(k) Plan as of December 31, 1994: Mr. Henderson - 32,277; Mr. Poe, Sr. - 2,368; Mr. Poe, Jr. - 691.
(4) Mr. Brown's ownership includes 167,739 shares owned by his children, as to which beneficial ownership is disclaimed. Mr. Brown owns 1,823,471 shares in joint tenancy with his wife, and these shares have shared voting and investment power.

(5) Mr. Henderson's ownership includes 1,000 shares owned by his daughter, as to which beneficial ownership is disclaimed.
(6) All shares are held of record by the V.C. Jordan, Jr. Revocable Trust, of which V. C. Jordan, Jr. is trustee.
(7)  Charles W. Poe's ownership includes (i) 8,438 shares owned by the Charles
     W. Poe Revocable Living Trust Amended, (ii) 289,662 shares owned by the Charles W. Poe Grantor Retained Annuity Trust, as to which beneficial ownership is disclaimed, (iii) 158,111 shares owned by Charles W. Poe & Co., a partnership in which Mr. Poe is a partner, and (iv) 600,000 shares held as Trustee for the William F. Poe, Sr. Grantor Retained Annuity
     Trust, as to which beneficial ownership is disclaimed.
(8) In addition to the shares referenced in Note (3), William F. Poe, Sr.'s ownership includes (i) 337,469 shares owned by W. F. Poe Syndicate, Inc., a corporation in which he has a 5% ownership interest and as to which beneficial ownership is disclaimed, (ii) 21,756 shares owned by an adult son who shares his household, as to which beneficial ownership is disclaimed, and (iii) 600,000 shares owned of record by the William F. Poe, Sr. Grantor Retained Annuity Trust, as to which beneficial ownership is disclaimed.
(9) William F. Poe, Jr.'s ownership includes 337,469 shares owned by W. F. Poe Syndicate, Inc., a corporation in which he has a 19% ownership interest and as to which beneficial ownership is disclaimed.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below is certain information concerning the Company's directors and executive officers.


                                                                                                    Year first
                                                                                                      became
Name                                        Positions                           Age                 a director
- ----                                        ---------                           ---                 ----------
J. Hyatt Brown            Chairman, President, and Chief Executive Officer      57                     1993

Bruce G. Geer             Executive Vice President and Director                 47                     1991

Kenneth E. Hill           Executive Vice President and Director                 57                     1993

Jim W. Henderson          Executive Vice President and Director                 48                     1993

William F. Poe, Sr.(1)    Director                                              63                     1979(2)

Samuel P. Bell, III       Director                                              55                     1993

Theodore J. Hoepner       Director                                              53                     1994

Charles W. Poe(1)         Director                                              66                     1958

William F. Poe, Jr.(1)    Director                                              39                     1994(3)

V. C. Jordan, Jr.         Vice Chairman                                         64                       --

Timothy L. Young          Vice President, Chief Financial Officer,
                            and Treasurer                                       32                       --

Laurel J. Lenfestey       Vice President, Secretary, and General Counsel        36                       --

- -----------

(1) William F. Poe, Sr. and Charles W. Poe are brothers, and William F. Poe, Jr. is the son of William F. Poe, Sr., and nephew of Charles W. Poe.
(2) In 1974, Mr. Poe, Sr. resigned when he was elected Mayor of the City of Tampa. At the expiration of his term as Mayor in 1979, Mr. Poe, Sr. was reappointed to the Board by the existing directors.
(3) Mr. Poe, Jr. was a director of the Company from April 1991 through April 1993, when he resigned as part of the business combination of Poe & Associates, Inc. with Brown & Brown, Inc. Mr. Poe, Jr. was re-elected to the Board at the January 17, 1994 meeting of the Board of Directors.


     J. HYATT BROWN. Mr. Brown has been the President and Chief Executive Officer of the Company since April 1993, and the Chairman of the Board of Directors since October 1994. Mr. Brown has been President and Chief Executive Officer of Brown & Brown, Inc., now a subsidiary of the Company, since 1961. He was a member of the Florida House of Representatives from 1972 to 1980, and Speaker of the House from 1978 to 1980. Mr. Brown serves as Vice Chairman of the Florida Residential Property and Casualty Joint Underwriting Association, and as a director of SunTrust Banks, Inc., Sun Bank of Volusia County, Inc., International Speedway Corporation, The FPL Group, Inc., BellSouth Corporation, and Rock-Tenn Company.

     BRUCE G. GEER. Mr. Geer has been the Executive Vice President of the Company since December 1984. He also served as Chief Financial Officer from 1982 to 1988.

     KENNETH E. HILL. Mr. Hill has been Executive Vice President of the Company since April 1993. He has served as Executive Vice President of Brown & Brown, Inc. since 1981.

     JIM W. HENDERSON. Mr. Henderson served as Senior Vice President of the Company since April 1993, and was elected Executive Vice President in January of 1995. He has served as Senior Vice President of Brown & Brown, Inc. since 1989. He also served as Chief Financial Officer of Brown & Brown, Inc. from 1985 through 1989.

     WILLIAM F. POE, SR. Mr. Poe has been a director of the Company since prior to 1979. He is currently the President of Poe Investments, Inc., a private investment company. From November 1979 until August 1994, he was the Chairman of the Board of Directors of the Company, and from November 1979 until April 1993, he was the Company's Chief Executive Officer. Mr. Poe is a director of Fort Brooke Corporation of Florida, a holding company that owns the Fort Brooke Bank of Florida.

     SAMUEL P. BELL, III. Mr. Bell has been a director of the Company since 1993. He is a shareholder and the managing partner of the law firm of Cobb Cole & Bell. He has served as counsel to Brown & Brown, Inc. since 1964. Mr. Bell was a member of the Florida House of Representatives from 1974 to 1988.

     THEODORE J. HOEPNER. Mr. Hoepner has been a director of the Company since April 1994. He has been the Chairman of the Board, President, and Chief Executive Officer of SunBank, N.A. since 1990. From 1983 through 1990, he was the Chairman of the Board and Chief Executive Officer of SunBank/Miami, N.A.

     CHARLES W. POE. Mr. Poe has been a director of the Company since 1958. He has been the President of Poe Industries, Inc., a private investment company, since December 1990. Mr. Poe was the President and principal owner of City Ready Mix Co. from January 1972 through December 1990. Mr. Poe is also a director of Fort Brooke Corporation of Florida, a holding company that owns the Fort Brooke Bank of Florida.

     WILLIAM F. POE, JR. Mr. Poe has been a director of the Company since January 1994, and also served as a director from 1991-1993. He has been Assistant Vice President of the Company since 1988, serving principally as an insurance agent.

     V. C. JORDAN, JR. Mr. Jordan has been Vice Chairman of the Company since April 1993, serving on the advisory board to the Board of Directors. He was President of the Company from November 1983 to April 1993.

     TIMOTHY L. YOUNG. Mr. Young has been Vice President and Chief Financial Officer of the Company since April 1994, and Treasurer since March 1994. He was Vice President of Finance for Concord Resorts from October 1992 through December 1993. From August 1990 through October 1992, he was Chief Financial Officer of Quest Entertainment, Inc., and from January 1990 through August 1990, he was Director of Accounting for George E. Warren, Inc. For more than three years prior thereto, Mr. Young was an accountant with Coopers & Lybrand.

     LAUREL J. LENFESTEY. Ms. Lenfestey has been Vice President, Secretary, and General Counsel of the Company since January 1994. She was a partner of the law firm of Holland & Knight from January 1991 through December 1993, and for more than three years prior thereto, she was an associate with Holland & Knight.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     During 1994, the Company's Board of Directors held five meetings. Each incumbent director attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member.

     The Company's Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee consists of Samuel P. Bell, III (Chairman), J. Hyatt Brown, Theodore J. Hoepner, Charles W. Poe, and William F. Poe, Sr. The Compensation Committee recommends to the Board both base salary levels and bonuses for the Chief Executive Officer and the other officers of the Company. See "Board Compensation Committee Report on Executive Compensation." The Compensation Committee also reviews and makes recommendations with respect to the Company's existing and proposed compensation plans, and serves as the committee responsible for administering the Company's Amended 1989 Stock Option Plan and the 1990 Employee Stock Purchase Plan. The Compensation Committee met three times during 1994.

     The members of the Audit Committee are Charles W. Poe (Chairman), Samuel
P. Bell, III, J. Hyatt Brown, Theodore J. Hoepner, and William F. Poe, Sr. The duties of the Audit Committee, which met four times during 1994, are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices.

     The Company does not have a nominating committee. This function is performed by the Board of Directors.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid $2,500 for each Board meeting attended, and $1,000 for each committee meeting attended if such meetings occur on a day other than a scheduled meeting of the Board of Directors. In addition, directors are eligible to receive grants of stock options under the Company's Amended 1989 Stock Option Plan. No option grants were made to directors in 1994. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Forms 5 were required to be filed by those persons, the Company believes that during 1994, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements, except that V.C. Jordan, Jr. missed a deadline for filing one Form 4 in August of 1994, reflecting additional shares acquired through the Company's 1990 Employee Stock Purchase Plan, and Timothy
L. Young missed a deadline for filing one Form 4 in January 1995. Mr. Jordan reported his subject transaction on a Form 4 in December of 1994. Mr. Young reported his subject transaction on a year-end Form 5.

                            EXECUTIVE COMPENSATION

     The following table sets forth the compensation received by the Company's Chief Executive Officer and the five other highest paid executive officers for services rendered to the Company for each of the three years in the period ended December 31, 1994.

SUMMARY COMPENSATION TABLE

                                                                                   Long Term Compensation
                                                                                   ---------------------------
                                                   Annual Compensation               Awards            Payouts
                                           -------------------------------------------------------------------
                                                                     Other                  Securities
Name                                                                Annual     Restricted     Under-              All Other
and                                                                 Compen-       Stock       lying       LTIP     Compen-
Principal                                                            sation     Awards(s)    Options     Payouts   sation
Position                            Year     Salary($)   Bonus($)     ($)         ($)          (#)         ($)     ($)(1)
- ---------------------------------------------------------------------------------------------------------------------------
J. Hyatt Brown                      1994      342,350    150,000       -          -           -           -         6,000
  Chairman of the Board, President  1993      288,306    100,300       -          -           -           -        11,664
  & Chief Executive Officer         1992      365,128    143,000(2)    -          -           -           -        10,892

V. C. Jordan, Jr.                   1994      142,215     15,000       -          -           -           -         6,000
  Vice Chairman                     1993      182,673     18,500       -          -           -           -         2,897
                                    1992      175,000     25,000       -          -           -           -          -

Bruce G. Geer                       1994      199,869    100,000       -          -           -           -         6,000
  Executive Vice President          1993      175,000     60,000    754,675(3)    -           -           -         2,271
                                    1992      152,500     50,000       -          -           -           -           720

Kenneth E. Hill                     1994      271,794    207,180     86,150(4)    -           -           -         6,000
  Executive Vice President          1993      251,938    131,592    180,243(4)    -           -           -         9,277
                                    1992      235,266    160,000(2)  31,681(4)    -           -           -         8,791

Jim W. Henderson                    1994      210,066     92,000       -          -           -           -         6,000
  Executive Vice President          1993      190,720     98,800       -          -           -           -        12,423
                                    1992      167,945     65,000(2)    -          -           -           -         9,188

William F. Poe, Sr.                 1994       50,061       -          -          -           -           -       256,000
  Chairman of the Board(5)          1993      285,000     85,000       -          -           -           -         3,453
                                    1992      270,000     55,000       -          -           -           -           720

- ---------------------
(1) Amounts represent the Company's profit sharing and 401(k) matching contributions. The amount shown for Mr. Poe in 1994 includes $250,000 of severance pay for the period March 1-December 31.
(2) Includes bonuses paid in April 1993 for Brown & Brown, Inc.'s fiscal year ended March 31, 1993 in the following amounts: Brown-$143,000; Hill-$160,000; and Henderson-$65,000.
(3) Represents the dollar value of the difference between the value (measured on the date exercised) and the exercise price of shares of the Company's common stock acquired pursuant to the exercise of options previously granted.
(4) Represents annual amounts accrued related to the deferred compensation agreement for Kenneth E. Hill.
(5)  Mr. Poe retired from day-to-day duties with the Company effective
     March 1, 1994, and resigned as Chairman of the Board effective August 1, 1994.

OPTION GRANTS IN 1994

     No stock options were granted in 1994.

AGGREGATE OPTION EXERCISES IN 1994 AND DECEMBER 31, 1994 OPTION VALUES

     The following table shows information concerning options held by the officers shown in the Summary Compensation Table at the end of 1994. No options were exercised by such persons in 1994.

                                                                              Value of Unexcercised
                                               Number of Securities               In-the-Money
                                              Underlying Unexercised                Options at
                                                Options at Fiscal                  Fiscal Year-
                                                   Year-End(#)                       End($)(1)
                                                 Exercisable(E)/                  Exercisable(E)/
Name                                            Unexercisable(U)                 Unexercisable(U)
- ----                                            ----------------                 ----------------
J. Hyatt Brown ..................                     -                               -

V. C. Jordan, Jr. ...............                   23,750(E)                      336,063(E)

Bruce G. Geer ...................                   18,750(E)                      265,313(E)

Kenneth E. Hill .................                     -                               -

Jim W. Henderson ................                     -                               -

William F. Poe, Sr...............                     -                               -

___________
(1) Represents the dollar value of the difference between the value at December 31, 1994 and the option exercise price of unexercised options at December 31, 1994.

PENSION PLAN

     The Company has a non-contributory defined benefit pension plan (the "Poe Pension Plan"), covering substantially all of its previous Poe & Associates, Inc. employees with one or more years of service. Retirement benefits paid under the Poe Pension Plan are based on compensation and years of service. The annual compensation utilized to compute annual benefits payable under the Poe Pension Plan is limited to a yearly maximum of $50,000 of earnings subject to federal income tax withholding. On December 31, 1993, the Poe Pension Plan was converted to a cash balance plan and the yearly maximum of earnings utilized to compute annual benefits was increased to $75,000. Contributions are actuarially determined. The benefits accruing to Poe Pension Plan participants become fully vested after five years of service. Under the cash balance plan, the increases to participants' accrued benefits for their years of service after December 31, 1993 (date of conversion), will be minimal. The following Pension Plan Table indicates the estimated annual benefits payable for each level of remuneration specified at the listed years of service as of the date of conversion.



                              PENSION PLAN TABLE

                                                   Years of Service
                              ----------------------------------------------------------
Remuneration                     15         20          25            30          35
- ------------                  -------- ------------ -----------  ------------ ----------
$30,000                        $4,500     $ 6,000     $ 7,500       $ 9,000     $10,500
$40,000                        $6,000     $ 8,000     $10,000       $12,000     $14,000
$50,000 and greater            $7,500     $10,000     $12,500       $15,000     $17,500

     Messrs. Jordan, Geer, and Poe, Sr. have 11, 19 and 33 years of credited service, respectively, under the Poe Pension Plan. The other officers named in the Summary Compensation Table are not covered by the Poe Pension

Plan. Benefit amounts shown are straight-life annuities, and are not subject to deductions for Social Security benefits or other offset amounts.

EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

     On April 28, 1993, J. Hyatt Brown, Kenneth E. Hill, Jim W. Henderson, and William F. Poe, Sr. all entered into similar employment agreements with the Company. The agreements may be terminated by either party upon thirty days' written notice. Compensation under these agreements is at amounts agreed upon between the Company and each employee from time to time. Additionally, for a period of three years following the termination of employment, the agreement prohibits each employee from directly or indirectly soliciting or servicing the Company's customers.

     Brown & Brown, Inc., now a subsidiary of the Company entered into a deferred compensation agreement with Kenneth E. Hill, dated April 27, 1993. The deferred compensation agreement provides that upon Mr. Hill's death, retirement, disability, or other termination of employment, $1,923,785 is to be paid to Mr. Hill, or his designee, in 10 equal annual installments at no interest if such an event occurs on or before March 31, 1995. The total deferred compensation amount of $1,923,785 increases 14% per year as of each March 31, for each full year after March 31, 1995 that Mr. Hill is employed by the Company until March 31, 1998, after which time the amount will vary based upon the price of the Company's common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Company's Compensation Committee during 1994 were Samuel P. Bell, III (Chairman), J. Hyatt Brown, Theodore J. Hoepner, Charles
W. Poe, William F. Poe, Sr. Mr. Brown is the Company's Chairman, President, and Chief Executive Officer, and Mr. Poe, Sr. was formerly the Company's Chairman and Chief Executive Officer.

     Samuel P. Bell, III, a director, is a shareholder of the law firm of Cobb Cole & Bell, which performed services for the Company during 1994. That firm is expected to perform legal services for the Company during 1995.

     J. Hyatt Brown, the Company's Chairman, President, and Chief Executive Officer is also a significant shareholder and director of Rock-Tenn Company, which is a customer of the Company. During 1994, the Company received fees and commissions from Rock-Tenn Company aggregating approximately $1,106,652.

     As required by the Agreement and Plan of Merger (the "Merger Agreement") dated December 29, 1992, by and among the Company, Azure Acquisition Corporation, and Brown & Brown, Inc. ("B&B"), J. Hyatt Brown, the President and Chief Executive Officer of the Company agreed personally to indemnify the Company and its subsidiaries, for a period of two years after the Merger, from and against any losses the Company or its subsidiaries might incur as a result of the breach or inaccuracy of any of B&B's representations and warranties contained in the Merger Agreement, pursuant to an indemnity agreement (the "Indemnity Agreement") dated April 28, 1993. Mr. Brown's indemnification obligations extended for a period of six years for liabilities arising from the breach or inaccuracy of certain representations of B&B relating to tax matters. On March 23, 1994, the Company agreed to amend the Indemnity Agreement to provide that all of Mr. Brown's indemnification obligations under the Indemnity Agreement would terminate on March 31, 1994.

     Theodore J. Hoepner, a director, is the Chairman of the Board, President, and Chief Executive Officer of SunBank, N.A., which the Company utilizes for some of its cash management requirements. During 1994, the Company established a $10 million line of credit with SunBank, N.A. Orlando. The Company expects to continue to use SunBank, N.A. during 1995 for some of its cash management requirements.

     On January 20, 1995, William F. Poe, Sr. borrowed $250,000 from the Company. The loan has a six-month term and is secured by a pledge of 20,000 shares of the Company's common stock. The amount outstanding as of March 14, 1995, was $250,000. Interest accrues on this loan at a rate of 7.125% per annum.

     W. F. Poe Syndicate, Inc. ("Syndicate") is an insurance company whose stock is owned by William F. Poe, Sr. and his children. In February 1990, Syndicate and the Company settled certain disputes with Dependable Insurance Company. In connection with these settlements, Syndicate agreed to pay $383,000 over a ten-year period to the Company, which intended to use such amounts to pay a portion of its settlement payments to Dependable. In 1993, the Company paid its total liability to Dependable. Syndicate paid the full amount of its remaining obligation to the Company in 1994.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's overall compensation philosophy is as follows:

     - Attract and retain high quality people, which is crucial to both the short-term and long-term success of the Company;

     - Reinforce strategic performance objectives through the use of incentive compensation programs; and

     - Create a mutuality of interest between the executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

     Base Compensation - Salary levels are determined each year during the first quarter based upon (1) the Committee's evaluation of the qualitative performance of each officer during the previous year based upon the report of the Chief Executive Officer concerning such performance, and (2) the improvement in the level of profits of the Company. If the officer has no change in duties, the percentage of annual salary increases for each officer generally ranges up to eight percent of base salary. Exceptional performance may merit an increase larger than eight percent. In making this subjective judgment, the Committee considers salary levels of companies similar to the Company, and makes adjustments believed appropriate based upon the differences in the sizes of the peer companies as compared to the Company.

     Annual Bonus Plan - For 1994, in each of the Company's retail operations, the aggregate annual bonuses to be allocated among the employees is 3% of that profit center's operating profit before interest, amortization and profit center bonus, provided that the resulting operating profit percentage is at least 18% of total revenues. The aggregate profit center bonus then increases 1% for each 1% increase in the operating profit percentage up to 10% for an operating profit percentage of 25%. If the profit center's operating profit percentage is higher than 25%, the aggregate bonus will result in the maximum profit center bonus of 12% of the related operating profits. The annual bonuses for Mr. Hill and Mr. Henderson, who functioned primarily as the Profit
Center Manager and Sales Manager, respectively, for the Daytona Beach retail operation, were based on a subjective allocation of the aggregate profit center bonus earned by the Daytona Beach operation. In establishing the annual bonus for Mr. Geer, who is responsible for the operations of the National Programs Division, the Committee's guideline is that his bonus will range between zero and one hundred percent of his base salary. In subjectively setting that percentage, heavy consideration is given to his performance based upon individually established performance goals, and to operational results of the National Programs Division for the previous year.

     Long-Term Compensation - During some years, the Committee considers granting incentive stock options to officers and other key employees, based upon salary levels, sales production levels and performance evaluations. However, no stock options were granted during 1994.

     CEO Compensation - With respect to the salary and bonus of J. Hyatt
Brown, the Chairman, President and Chief Executive Officer of the Company, the Committee annually sets these amounts by reference to the general operating performance of the Company. Thereafter, the Compensation Committee reports the salary and bonus amounts established for the Chief Executive Officer to the members of the Board of Directors and responds to questions, if any. At that time, the Board may change salary levels or bonus amounts.

     The Committee believes that the bonus recommended by the Committee (excluding Mr. Brown, who did not participate in this determination) is significantly less than would be called for by both objective and subjective factors including, but not limited to, the continuing growth of the Company and the 66% increase in after-tax income over 1993. In keeping with the overall goals of the Company, and in recognition of the desire to retain earnings for growth, after consultation with Mr. Brown, the Committee recommended, and the Board of Directors approved, a bonus of $150,000 for 1994, an amount less than the objective criteria would otherwise have dictated.

     The financial performance of the Company during 1994 was at the expected budgeted levels. Additionally, the total investment return during 1994 on the Company's common stock, as indicated by the performance graph set forth later in this Proxy Statement, exceeded the performance of both the NASDAQ (U.S.) Index and the group of peer insurance broker and agency companies.

     The tables that precede this report, and the accompanying narrative and footnotes, reflect the Compensation Committee's decisions after applying the criteria described above.

                                        COMPENSATION COMMITTEE
                                        Samuel P. Bell, III (Chairman)
                                        J. Hyatt Brown
                                        Theodore J. Hoepner
                                        Charles W. Poe
                                        William F. Poe, Sr.

                               PERFORMANCE GRAPH

     The following graph is a comparison of five-year cumulative total returns for the Company's common stock as compared with the cumulative total return for the NASDAQ Stock Market (U.S.) Index and a group of peer insurance broker and agency companies (Alexander & Alexander Services, Inc., Arthur J. Gallagher & Co., Hilb, Rogal and Hamilton Company, and Marsh & McLennan Companies, Inc.). The returns of each company have been weighted according to their respective stock market capitalizations as of January 1, 1994, for purposes of arriving at a peer group average. The cumulative return of the Company was computed by dividing the difference between the price of the Company's common stock at the end and the beginning of the measurement period by the price of the Company's common stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on December 31, 1989, with all dividends reinvested.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                           AMONG POE & BROWN, INC.,
                     NASDAQ STOCK MARKET (U.S. INDEX), AND
                  PEER GROUP OF INSURANCE AGENTS AND BROKERS

                                         NASDAQ STOCK       PEER GROUP OF INSURANCE
                 POE & BROWN, INC.       MARKET (U.S.)        AGENTS AND BROKERS
1989                  100                    100                      100
1990                   63                     85                       99
1991                  119                    136                      105
1992                  168                    159                      124
1993                  163                    181                      117
1994                  224                    177                      116


     The Company cautions that the stock price performance shown in the graph above should not be considered indicative of potential future stock price performance.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

     The nine nominees for election as directors are J. Hyatt Brown, Samuel P. Bell, III, Bruce G. Geer, Jim W. Henderson, Kenneth E. Hill, Theodore J. Hoepner, Charles W. Poe, William F. Poe, Sr., and William F. Poe, Jr. Information concerning each of the nominees is set forth under the caption "Management - Directors and Executive Officers." All nominees are now members of the Board of Directors. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe the nominees named will be unable or unwilling to serve if elected.


         PROPOSAL 2 - AMENDMENT TO 1990 EMPLOYEE STOCK PURCHASE PLAN


GENERAL

     On October 18, 1994, the Company's Board of Directors amended the 1990 Employee Stock Purchase Plan (the "Plan") and approved its submission to the shareholders for their approval. The Plan was initially adopted by the Board of Directors and approved by the shareholders in 1990. The amendment to the Plan increases the number of shares available for purchase under the Plan from 100,000 to 250,000 shares. As of March 14, 1995, the closing price for shares of the Company's common stock on the National Association of Securities Dealer Automated Quotation System ("NASDAQ") was $21.00 per share. It is estimated that approximately 725 individuals are currently eligible to participate in the Plan.

PLAN DESCRIPTION

     The following summary describes briefly the principal features of the Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders by facilitating the acquisition and ownership of shares of common stock of the Company by employees of the Company so that their proprietary interests in the Company's continued success and their continuance as employees may be encouraged. The Plan is an integral part of the Company's incentive-based compensation program.

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). At least one of the Committee's members must be a member of the Board of Directors. Once during each successive period of twelve calendar months, the Company may make offerings to eligible employees to purchase shares of the Company's common stock under the Plan. With respect to each such offering, the Committee specifies a calendar month in which eligible employees may elect to participate in an offering (the "Offering Period") and the maximum number of shares that may be purchased under the offering by all eligible employees.

     Any person who is employed by the Company on the first day of the Offering Period and who has been so employed for at least twelve calendar months prior thereto is eligible to participate in the Plan, except for (a) employees whose customary employment is 20 hours or less per week, and (b) employees whose customary employment is for not more than 5 months in any calendar year. However, the Committee may waive the eligibility requirements in the case of any employee of subsidiaries acquired or organized by the Company within twelve calendar months before the first day of the Offering Period if such employee has been so employed by such newly acquired or organized subsidiary for at least twelve calendar months before the first day of the Offering Period.

     Directors who are not officers or employees of the Company are not eligible to participate in the Plan. In addition, no employee may subscribe for any shares under the Plan if such employee, immediately after such subscription, would own shares (including all shares that may be purchased under outstanding subscriptions under the Plan or outstanding options under any stock option plan of the Company) possessing 5% or more of the total combined voting power or value of all classes of stock of thc Company. No employee may subscribe for any shares under the Plan to the extent that such subscription would permit such employee's rights to purchase shares under all stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 of fair market value of such shares for each calendar year in which such subscription is outstanding at any time.

     All eligible employees may purchase shares during the twelve calendar months beginning on the first day of the calendar month immediately following the Effective Date (the "Purchase Period"). The Effective Date is the tenth business day of the first calendar month immediately following the Offering Period specified by the Committee. The purchase price for shares under any offering is 85% of the lesser of (a) the fair market value of the shares as of the Effective Date (the "Initial Offering Price"), or (b) the fair market value of the shares as of the last business day of the Purchase Period (the
"Alternate Offering Price"). Eligible employees may subscribe to purchase shares during the Offering Period by authorizing payroll deductions of not less than $2.00 per pay period and not exceeding 10% of the employee's base pay (gross annual salary, including commissions, but excluding overtime pay, premium pay, bonuses, profit participation distributions, and approved expenses). Payroll deductions are made in approximately equal amounts for each employee's pay period, which shall aggregate the purchase price of the shares subject to subscription based on the Initial Offering Price. No interest accumulates on any payroll deductions made by participating employees.

     On the last business day of the Purchase Period, the Alternate Offering Price is ascertained and the account of each participating employee is totalled. Shares subject to a subscription may be purchased only with funds accumulated in a participating employee's account. If a participating employee has sufficient funds in his or her account to purchase one or more whole shares at 85% of the lower of the Initial Offering Price or Alternate Offering Price, the employee is deemed to have exercised an option to purchase such shares up to the number of shares subject to his subscription at such lower price. No fractional shares are issued in connection with the Plan. Any balance remaining in an employee's account at the end of a purchase period (including any balance resulting from application of the Alternate Offering Price rather than the Initial Offering Price) is refunded to the employee.

     The Company maintains a separate payroll deduction account for each participating employee. By written notice to the Committee, an employee may at any time during the Purchase Period and for any reason permanently withdraw any full balance accumulated in his or her account that has not been applied toward the purchase of shares, and thereby withdraw from participation in an offering. A withdrawing employee may not thereafter participate in that offering but, if otherwise eligible, such employee may participate in any future offering under the Plan. Partial withdrawals are not permitted. Payroll deductions and subscriptions may also be reduced, and future payroll deductions may be cancelled, by filing a new payroll deduction authorization form. Employees may also prepay the full subscription amount based on the Initial Offering Price at any time after the third calendar month of the Purchase Period.

     Subject to restrictions imposed by applicable law, if the total number of shares that all eligible employees elect to purchase under any offering exceeds the shares available for purchase under that offering, the Committee makes a pro rata allocation of all of the available shares among such participating employees, based upon the ratio that the dollar amount of each employee's subscription bears to the aggregate dollar amount of all participating employees' subscriptions.

     In the event of a participating employee's retirement, death, or termination of employment, no payroll deduction is taken from any compensation owing to such employee at such time. The amount in the employee's account is applied as of the last day of the Purchase Period as if the retirement, death, or termination of employment had not occurred, unless the employee or, in the event of his or her death, the person to whom such right under the subscription passes by will or the laws of descent and distribution requests in writing prior to the last day of the Purchase Period that such amount be refunded. Notwithstanding the foregoing sentence, if the retirement, death, or termination of employment occurs more than three months before the last day of the Purchase Period, the last day of the second calendar month following the month in which the retirement, death, or termination of employment occurs is deemed to be the last day of the Purchase Period with respect to such employee, except that the purchase price of the shares subject to subscription is based upon the Initial Offering Price. Participating employees may not transfer or encumber either their right to participate in the Plan or their interests in the fund accumulated for their benefit.

     The Board of Directors may amend or terminate the Plan at any time, except that the Board may not, without the approval of the holders of a majority of the shares of the Company's common stock, (a) increase the maximum number of shares that may be purchased under the Plan, (b) reduce the purchase price per share, or (c) make any change or addition that is inconsistent with the requirements of applicable tax laws. No amendment of the Plan, without the consent of the holder of any outstanding subscription, may materially and adversely affect such participating employee's rights with respect to such subscription.

BENEFITS TO CERTAIN EMPLOYEES

     Because the valuation date for the Company's securities under the Plan occurs at a future date, the actual benefit or amounts that may be received by or allocated to Company employees under the Plan cannot currently be determined. Set forth below is a summary of the benefits or amounts that would have been received by or allocated to those executive officers of the Company named in the Summary Compensation Table, all executive officers as a group, and the group of all employees who are not executive officers under the Plan during the most recent completed Purchase Period (August 1, 1993 - July 31, 1994).

                                                 PLAN BENEFITS

Name                                   Dollar Value(1)  Number of Shares(1)
- ----                                   ---------------  -------------------
J. Hyatt Brown(2) .......................  $      -                 -
V. C. Jordan, Jr.(3) ....................  $  4,806               834
Bruce G. Geer(4) ........................  $  6,511             1,130
Kenneth E. Hill(4) ......................  $  6,511             1,130
Jim W. Henderson(4) .....................  $  6,511             1,130
William F. Poe, Sr.(2) ..................  $      -                 -
Executive group .........................  $ 24,339             4,224
Non-executive director group ............  $  3,048               529
Non-executive officer employee group(5)..  $880,000           152,788

______________
(1) Assumes that each eligible employee participated to the full extent permitted by the Plan (i.e., payroll deductions of 10% of base pay) in the Purchase Period and that the Committee authorized sufficient shares to be offered in the offering to permit the purchase by each employee of all shares to which he subscribed.
(2) Mr. Brown and Mr. Poe are not eligible to participate in the Plan because each beneficially owns more than 5% of the Company's outstanding common stock.
(3) During this period, Mr. Jordan's actual purchases were 744 shares, for a dollar value benefit of $4,288.
(4) During this period, Mr. Geer, Mr. Hill and Mr. Henderson did not purchase any shares.
(5) The figures listed here are approximations, assuming 72% of current payroll consists of eligible employees.

     The market price as of the Effective Date was lower than the market price on the last business day of the Purchase Period. The benefits shown represent the difference between the market price on the last business day of the Purchase Period and 85% of the market price on the Effective Date, multiplied by the maximum number of eligible shares which could be purchased for 10% of base pay, subject to the Plan's provision that no award of shares can exceed $25,000 in fair market value in any one year.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the principal federal income tax consequences of participating in the Plan under present laws and regulations:

     (1) No taxable income is recognized by a participant at the time he or she elects to participate in the Plan.

     (2) No taxable income is recognized by a participant at the time shares of stock are transferred to such participant under the Plan.

     (3) If a participant disposes of the stock at a time when the value of the stock is equal to or less than the price the participant paid for it, no taxable income results from the disposition.

     (4) If a participant holds the stock for at least two years after the Effective Date of the annual offering under which the stock was purchased and at least one year from the date the stock was transferred to the participant, and then later disposes of the stock at a time when the value of the stock on the date of disposition exceeds the price paid for it, the participant must recognize ordinary income, for the year in which the disposition occurs, in an amount equal to the lesser of (a) 15% of the value of the stock on the Effective Date, or (b) the difference between the value of the stock on the date of disposition and the price paid for it. If the disposition is by way of a sale of the stock and (a) applies, then the excess of the amount received from the sale of the stock over its value on the Effective Date would normally be taxed to the participant as a long-term capital gain.

     (5) If a participant disposes of the stock within two years after the Effective Date of the annual offering under which the stock was purchased or within one year from the date the stock was transferred to the participant, the difference between the value of the stock on the last day of the Purchase Period and the price paid for the stock will be treated as ordinary income for the year of disposition and the Company may be entitled to a business expense deduction.

     As used above, the term "disposition" includes not only a disposition by way of the sale of stock, but also a disposition upon the death of a participant, a disposition by gift, or a disposition by an exchange of stock (with certain limited exceptions).

     The above description of the current federal income tax consequences of disposing of stock acquired under the Plan is intended to be merely a general summary, given in order to aid employees in understanding such consequences. It is possible that tax reform proposals to be considered by Congress could result in changes to the tax treatment described above. It is advisable for each participant to obtain competent professional advice regarding the precise tax consequences to a participant before disposing of stock acquired under the Plan.

BOARD RECOMMENDATION

     The Plan currently provides that the total number of shares available for issuance is 100,000. The Board of Directors has adopted an amendment to increase the number of available shares to 250,000. In all other respects, the Plan will remain unchanged. The proposed amendment will be approved if the votes cast by holders of shares represented at the Meeting and entitled to vote favoring approval of the amendment exceed the votes cast opposing approval of the amendment. The Board of Directors unanimously approved the amendment to the Plan and recommends a vote FOR the proposal to approve the amendment.

       INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders. Matters pertaining to the auditing of the Company's financial condition are referred to the Company's Board of Directors and its Audit Committee.

     It is expected that the Company's independent certified public accountants for 1995 will be appointed by the Board of Directors during 1995.

                          PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended for presentation at the 1996 annual meeting must be received by the Company on or before November 29, 1995, in order to be included in the Company's proxy statement and form of proxy for that meeting.

                                OTHER MATTERS

     THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING
THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934. ANY SUCH REQUEST SHOULD BE DIRECTED TO POE & BROWN, INC., 702 NORTH FRANKLIN STREET, TAMPA, FLORIDA 33602, ATTENTION: SECRETARY. NO CHARGE WILL BE MADE FOR COPIES OF SUCH ANNUAL REPORT; HOWEVER, A REASONABLE CHARGE WILL BE MADE FOR COPIES OF THE EXHIBITS.


                                           By Order of the Board of Directors

                                           Laurel J. Lenfestey
                                           -----------------------
                                           Laurel J. Lenfestey
                                           Secretary

Tampa, Florida
March 22, 1995

                                  APPENDIX A

                              POE & BROWN, INC.

                      1990 EMPLOYEE STOCK PURCHASE PLAN

     This Employee Stock Purchase Plan (hereafter referred to as the "Plan") was adopted this 24th day of January, 1990, by POE & BROWN, INC. (formerly POE & ASSOCIATES, INC.), a Florida corporation, upon the following terms and conditions:

     1. Definitions. Except as otherwise expressly provided in this Plan, the following capitalized terms shall have the respective meanings hereafter ascribed to them:

          (a) "Alternate Offering Price " means 85% of the Fair Market Value of the Shares as of the last business day of the Purchase Period;

          (b) "Base Pay" means an Employee's basic gross annual salary (including commissions, but excluding overtime pay, premium pay, bonuses, profit participation distributions, or approved expenses) as of a date specified by the Committee, projected on an annual basis;

          (c) "Board" shall mean the Board of Directors of Poe;

          (d) "Corporation" means POE & BROWN, INC. (formerly POE & ASSOCIATES, INC.) and each and all of any present and future subsidiaries;

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended;

          (f) "Committee" means the Employee Stock Purchase Plan Committee described in Article 4 hereof, as such Committee shall exist from time to time;

          (g) "Effective Date" means the 10th business day of the first calendar month immediately following the Offering Period;

          (h) "Employee" shall be an employee of the Corporation;

          (i) "Fair Market Value" during such time as the Shares are not traded in any securities market shall be determined by a good faith effort of the Board, using its best efforts and judgment. During such time as the Shares are traded in a securities market but not listed upon an established stock exchange, the Fair Market Value per share shall be the mean between dealer "bid" and "ask" prices in the securities market in which it is traded, as reported by the National Association of Securities Dealers, Inc. If the Shares are listed upon an established stock exchange or on the National Market System of the National Association of Securities Dealers Automated Quotations System ("NASDAQ/NMS"), such Fair Market Value shall be deemed to be the closing price on such stock exchange or on NASDAQ/NMS, or if no sale of any Shares shall have been made on a valuation date, on the next preceding day on which there was such a sale. Subject to the foregoing, the Board shall have full authority and discretion in fixing Fair Market Value and shall be fully protected in doing so;

          (j) "Initial Offering Price" means 85% of the Fair Market Value of the Shares on the Effective Date;

          (k) "Offering Period" means the calendar month specified by the Committee pursuant to Article 5 hereof;

          (l) "Payroll Deduction Authorization Form" means the form specified from time to time by the Committee whereby eligible Employees elect to participate in an offering under the Plan and to subscribe for a maximum number of shares of Common Stock;

          (m) "Poe" shall mean POE & BROWN, INC. (formerly POE & ASSOCIATES, INC.);

          (n) "Purchase Period" means the period of 12 successive calendar months beginning on the first day of the calendar month immediately following the Effective Date;

          (o) "Shares" shall mean Poe & Brown, Inc.'s common stock, par value $.10 per share, or other securities resulting from an adjustment under
     Article 21 of this Plan;

          (p) "Subsidiary" shall mean any corporation that meets the definition of "Subsidiary Corporation" contained in Section 425(f) of the Code.

     2. Purpose. The purpose of this Plan is to advance the interests of the Corporation and its stockholders, by facilitating the acquisition and ownership of Shares of Poe, upon the terms herein set forth, by Employees of the Corporation in order that their proprietary interest in the Corporation's continued success and their continuance as Employees of the Corporation may be encouraged.

     3. Shares Offered. The total number of Shares available under the Plan shall be 100,000 Shares, which Shares may be either authorized but unissued or reacquired Shares. If any subscription or portion thereof shall expire, lapse, or terminate for any reason without the rights under such subscription have been exercised in full, the unpurchased Shares covered thereby shall be added to the Shares otherwise available for offerings under the Plan.

     4. Administration. The Plan shall be administered by an Employee Stock Purchase Plan Committee, which shall consist of three persons appointed from time to time by the Board, at least one of whom shall be a member of the Board. No member of the Board or the Committee shall be liable for any action, omission to act, or determination made in good faith. Subject to the express provisions of the Plan, the Committee shall have authority to make rules and regulations for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and to shall be the sole and final judgment of such expediency. Any determination of the Committee concerning the matters referred to in this Article or the construction or interpretation by the Committee of any provision of the Plan shall be conclusive unless otherwise determined by the Board.

     The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee, acting at any meeting in which a quorum is present, or acts reduced to or approved in writing by a majority of the entire Committee, shall be the valid acts of the Committee.

     5. Offerings. Once during each successive period of twelve calendar months, commencing on the first day of the Offering Period specified by the Committee for the first such offering, the Corporation may make offerings to eligible Employees to purchase Shares under the Plan. With respect to each such offering, the Committee shall specify the Offering Period and the maximum number of Shares that may be purchased under the offering by all eligible Employees.

     6. Eligibility. Any person who is employed by the Corporation on the first day of the Offering Period, and who has been so employed for at least twelve calendar months prior thereto, except (a) Employees whose customary employment is 20 hours or less per week and (b) Employees whose customary employment is for not more than five months in any calendar year, shall be eligible to participate in the Plan. Notwithstanding the twelve calendar month employment requirement specified above, the Committee, in its sole discretion, may waive this requirement in the case of any Employee of subsidiaries acquired or organized by the Corporation within twelve calendar months before the first day of the Offering Period if such Employee has been so employed by such newly acquired or organized subsidiary for at least twelve calendar months before the first day of the Offering Period. The word "Employees" shall includes officers but not persons who are solely directors.

     Notwithstanding anything herein to the contrary, no Employee shall be permitted to subscribe for any Shares under the Plan if such Employee immediately after such subscription, owns Shares (including all Shares that may be purchased under outstanding subscriptions under the Plan or outstanding options under any stock option plan of the Corporation) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or of any parent. For purposes of determining ownership percentage, the attribution rules of Section 425(d) of the Code shall apply. No Employee shall be allowed to subscribe for any Shares under the Plan to the extent that such subscription would permit his rights to purchase Shares under all stock purchase plans of the Corporation and its subsidiary corporations to accrue (within the meaning of Section 423(b)(8) of the Code) at a rate that exceeds $25,000 (or such amounts as may be specified from time to time in Section 423(b)(5)[?] of the Code) of fair market value of such Shares (determined on the Effective Date) for each calendar year in which such subscription is outstanding at any time.

     7. Participation. An eligible Employee may subscribe to purchase one or more whole Shares by completing and mailing or delivering a Payroll Deduction Authorization Form to the Committee during the Offering Period, and authorizing in such form payroll deductions of even dollar amounts not less than $2.00 per pay period, and not exceeding 10% of his Base Pay. The execution and delivery of such form by an eligible Employee shall be deemed to be a subscription to purchase a number of whole Shares (subject to Articles 12 and 23) determined by dividing the aggregate annual payroll deductions authorized in such form by the Initial Offering Price. Rights under the subscription shall be exercisable in the manner and to the extent hereinafter provided and to the extent not so exercised shall lapse as of the last day of the Purchase Period.

     8. Effective Date and Purchase Period. All valid subscriptions completed and received by the Committee during the Offering Period (and, in the discretion of the Committee, completed during the Offering Period and received by the Committee prior to the Effective Date) will be deemed accepted on the Effective Date, subject to any allocation of Shares pursuant to Section 23. On the Effective Date, each Employee who has completed and delivered a valid subscription shall be deemed to have received an option to purchase a maximum number of Shares equal to the number of whole Shares for which such Employee subscribed, subject to allotment as provided in Article 23. Notwithstanding the possibility that the Alternate Offering Price may be lower than the Initial Offering Price, in no event may an Employee purchase a greater number of Shares than the number determined pursuant to Article 7. Subscriptions for Shares shall be payable in equal installments during the Purchase Period.

     9. Method of Payment. Payment shall be made by payroll deductions of approximately equal amounts for each Employee's pay period, which shall aggregate the purchase price of the Shares subject to subscription, based on the Initial Offering Price. However, if it is not practicable to make such calculation at the commencement of the Purchase Period, the Committee may select another basis for determining the rate of deductions during the Purchase Period.

     10. Deductions, Changes and Cancellation. An Employee may at any time decrease his payroll deduction and his subscription by filing a new Payroll Deduction Authorization Form. An Employee may also cancel future payroll deductions (without affecting the balance in his account at the time of such cancellation) by written notice to the Committee. Any such change or cancellation will become effective as soon as practicable after receipt of the form or appropriate notice. A payroll deduction may be reduced only once during any Purchase Period and an Employee who cancels future payroll deductions may not again authorize payroll deductions during the Purchase Period in which such cancellation becomes effective. An Employee may not increase his payroll deduction at any time during the Purchase Period.

     11. Accumulated Deductions and Interest. The Corporation will accumulate and hold for each participating Employee's account the amounts paid by him. No interest will be paid or allowed on any money paid by the participating Employees under any circumstances.

     12. Withdrawal of Funds. The Corporation will maintain a separate payroll deduction account for each participating Employee. An Employee may at any time during the Purchase Period and for any reason permanently withdraw any full balance accumulated in his account that has not been applied toward the purchase of the Shares subject to his subscription, and thereby withdraw from participation in an offering. Any such withdrawal shall be effected by written notice to the Committee. A withdrawing Employee may not thereafter participate in that offering, but shall, if he is otherwise eligible, be permitted to participate in any future offering under the Plan. Partial withdrawals will not be permitted.

     13. Purchase Price and Purchase of Shares. Subject to Articles 14 and 18, the purchase price for Shares under any offering will be the lesser of (a) the Initial Offering Price, or (b) the Alternate Offering Price. In no event, however, shall the purchase price be less than the par value per share on the last day of the Purchase Period.

     On the last business day of the Purchase Period, the Alternate Offering Price shall be ascertained and the account of each participating Employee shall be totaled. Shares subject to a subscription may be purchased only with funds accumulated, pursuant to the provisions of this Plan, in a participating Employee's account. If a participating Employee shall have sufficient funds in his account to purchase one or more whole Shares at the lower of the Initial Offering Price or the Alternate Offering Price, the Employee shall be deemed to have exercised his option to purchase such Share or Shares (up to the number of Shares subject to his subscription) at such lower price. His account shall be charged for the amount of the purchase price, a certificate, representing the aggregate number of full Shares purchased, shall be issued to him as of such date, and delivered to him as promptly as practicable thereafter.

     No fractional Shares will be issued in connection with the Plan. Any balance remaining in an Employee's account at the end of a Purchase Period (including any balance resulting from use of the Alternate Offering Price rather than the Initial Offering Price as the purchase price) will be refunded to him, and that part of his subscription, if any, for which Shares are not issued shall be deemed cancelled and of no further effect. Unless the Committee otherwise determines, any original issue stamp taxes will be paid by deductions from an Employee's account or in cash by the Employee.

     14. Prepayment of Subscription. Each participating Employee shall have the right, at any time after the third calendar month in the Purchase Period, to prepay the purchase price; provided that such prepayment shall be based upon the Initial Offering Price and no refunds shall be made. Partial prepayments will not be permitted.

     15. Interruption of Employment and Leaves of Absence. In the event an Employee's employment is temporarily interrupted because of military or sick leave or other bona fide leave of absence approved by the Committee, the Employee may elect to continue to participate in the Plan by failing to withdraw as provided in Article 12. No payroll deductions or other contributions need be made during the period of such interruption but the Employee may, prior to the last business day of the Purchase Period, pay to the Corporation directly for credit to his account, and not by way of payroll deduction, the aggregate amount that would have been deducted pursuant to such Employee's Payroll Deduction Authorization Form had his employment not been interrupted. Such payment may be made in a lump sum or in installments terminating before the last business day of the Purchase Period, as the Committee shall determine. Failure to make or arrange for such payment in full before the last business day of the Purchase Period shall not cause the subscription to be cancelled with respect to the amount accumulated in the Employee's account. Notwithstanding the foregoing, the provisions of this Article shall apply on if an interruption of employment does not exceed 90 days or, if it does exceed 90 days, if the Employee's right to reemployment after such interruption is guaranteed by either statute or contract. Otherwise, any interruption of employment shall be deemed a termination and shall be governed by Article 18 hereof.

     16. Registration of Certificates. Certificates representing Shares purchased under this Plan may be registered in the name of the Employee, or, if he so indicates on his Payroll Deduction Authorization Form, in his name and another jointly with the right of survivorship.

     17. Rights as a Stockholder. None of the rights or privileges of a stockholder of the Corporation shall exist with respect to Shares subject to this Plan until the date as of which certificates representing such Shares are issued.

     18. Rights on Retirement, Death or Termination of Employment. In the event of a participating Employee's retirement, death or termination of employment, no payroll deduction shall be taken from any compensation due and owing to him at such time. The amount in the Employee's account shall be applied as of the last day of the Purchase Period (in the manner set forth in Article 13), as if the retirement, death or termination of employment had not occurred, unless the Employee or, in the event of his death, the person or persons to whom his right under the subscription passes by will or the laws of descent and distribution (including his estate during the period of administration) requests in writing prior to the last day of the Purchase Period that such amount be refunded. Notwithstanding the foregoing, if the retirement, death or termination of employment occurs more than three months before the last day of the Purchase Period the last day of the second calendar month following the month in which the retirement, death or termination of employment occurs shall be deemed to be the last day of the Purchase Period for all purposes of the Plan with respect to such Employee, except that the purchase price of the Shares subject to subscription shall be based upon the Initial Offering Price.

     An Employee of a Corporation that ceases to be a subsidiary shall be deemed to have terminated his employment for purposes of this Article as of the date such Corporation ceases to be a subsidiary unless as of such date, the Employee shall become an Employee of the Corporation or any subsidiary then included in the Plan.

     19. Rights Not Transferable. Except as provided in Article 18, no participating Employee shall have any right to sell, assign, transfer, pledge or otherwise dispose of or encumber either his right to participate in the Plan or his interest in the fund accumulated for his benefit, and such right and interest shall not be liable for or subject to the debts, contracts or liabilities of such Employee. If any such action is taken by the Employee, or if any claim is asserted by another party with respect to such right and interest, such action or claim will be treated as notice of withdrawal, and except as may otherwise be required by law, refund will be made to such Employee as provided in Article 11.

     20. Application of Funds. The proceeds received by the Corporation from the sale of Shares pursuant to this Plan will be used for general corporate purposes. The Corporation shall not be required to segregate accumulated payroll deductions under the Plan.

     21. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or other event affecting Shares of the Corporation occurs, then the number and class of Shares authorized under this Plan, the number and class of Shares then subject to outstanding subscriptions, and the Initial Offering Price or the Alternate Offering Price shall be equitably adjusted by the Board to reflect such changes.

     22. Amendment and Termination of the Plan. To the extent permitted by law, the Board may alter, amend or terminate this Plan from time to time, provided, however, that except as provided in Article 21 hereof, and except with respect to changes or additions that are intended to cause the Plan to comply with Section 423 of the Code, the Board may not, without approval by the holders of a majority of the Shares of Common Stock of the Corporation (a) increase the maximum number of Shares that may be purchased under the Plan, or
(b) reduce the purchase price per Share, or (c) make any change or addition that is inconsistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder. No amendment of the Plan may, without the consent of the holder of any outstanding subscription, materially and adversely affect his rights as respects such subscription.

     This Plan shall terminate (a) on the day that all the Shares authorized for sale under the Plan have been purchased, or (b) when terminated by the Board at its sole discretion. Upon termination of the Plan and the exercise or lapse of all subscription rights hereunder, all amounts remaining in the accounts of participating Employees shall be promptly refunded.

     23. Allocation of Shares. If the total number of Shares that Employees elect to purchase under any offering exceeds the Shares available for purchase under that offering, the Committee shall make a pro-rata allocation of all the available Shares among such participating Employees, based upon the ratio that the dollar amount of each Employee's subscription bears to the aggregate dollar amount of all participating Employees' subscriptions. Notwithstanding the foregoing, if the Committee shall at any time determine that the foregoing method of allocation is inconsistent with the requirements of Section 423 of the Code, then subscriptions for any additional Shares in excess of the Shares so allocated shall be deemed to have lapsed.

     24. Governmental and Other Regulations. The obligation of the Corporation to issue or transfer and deliver Shares under this Plan shall be subject to (a) approval of this Plan by the Corporation's stockholders, (b) compliance with all applicable laws, governmental rules and regulations and administrative action, and (c) the effectiveness of a Registration Statement under the Securities Act of 1933, as amended, with respect to such issue or transfer, if deemed necessary or appropriate by counsel for the Corporation.

     25. Approval of Stockholders. This Plan shall terminate if is not approved by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the Plan is adopted by the Board.

     26. Notices. All notices or other communications by a participating Employee to the Corporation under or in connection with the Plan shall be deemed to have been given only when received by the Committee or when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

     27. Indemnification of the Board. In addition to such other rights of indemnification as they may have as directors, officer or Employees the members of the Board and the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding a director shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

     28. Tenure. A participant's right, if any, to continue to serve the Corporation as an officer, Employee or otherwise, will not be enlarged or otherwise affected by his designation as participant under this Plan, and such designation will not in any way restrict the right of the Corporation to terminate at any time the employment or affiliation of any participant for cause or otherwise.

     29. Expenses of Plan. The expenses of the Plan will be borne by the Corporation.

     30. Number and Gender. Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

     31. Application Law. The validity, interpretation, and enforcement of this Plan are governed in all respects of the laws of Florida.

           (ADOPTED BY THE BOARD OF DIRECTORS ON JANUARY 24, 1990)

                                                                      APPENDIX B
                               POE & BROWN, INC.
220 SOUTH RIDGEWOOD AVENUE                             702 NORTH FRANKLIN STREET
DAYTONA BEACH, FLORIDA 31114                           TAMPA, FLORIDA 33602

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Laurel J. Lenfestey and Timothy L. Young, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of common stock of Poe & Brown, Inc. held of record by the undersigned on February 17, 1995, at the Annual Meeting of Shareholders to be held on April 19, 1995 or any adjournments thereof.

1.  ELECTION OF DIRECTORS              FOR all nominees listed below          WITHHOLD AUTHORITY
                                       (except as marked to the contrary      to vote for all nominees listed
                                       below) / /                             below / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

   J. Hyatt Brown; Samuel P. Bell, III; Bruce G. Geer; Jim W. Henderson; Kenneth
   B. Hill; Theodore J. Hoepner; Charles W. Poe; William F. Poe, Sr.; William
   F. Poe, Jr.

2. PROPOSAL TO ALLOCATE ADDITIONAL SHARES OF STOCK TO THE COMPANY'S 1990 EMPLOYEE STOCK PURCHASE PLAN

                / / FOR            / / AGAINST            / / ABSTAIN

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                    Please sign exactly as name
                                                appears at left. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, as executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                DATED                       1995
                                                      ---------------------

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

 PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.